UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2020

INARI MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39293	45-2902923
( State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Parker, Suite 100 Irvine, California, 92618
(Address of principal executive offices)

(877) 923-4747

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	NARI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On October 19, 2020, Inari Medical, Inc. (the “Company”) announced positive results from the first 230 patients enrolled in its FlowTriever All-Comer Registry for Patient Safety and Hemodynamics, or FLASH registry.  The FLASH registry is a prospective, multicenter registry designed to evaluate real-world patient outcomes after treatment of pulmonary embolism, or PE, including high- and intermediate-risk patients, with FlowTriever.

Of the first 230 patients enrolled, 98.7% (227/230) met the registry’s primary endpoint of freedom from major adverse events in the 48 hours after treatment using the FlowTriever. Secondary endpoints include impact on acute hemodynamics, procedural measures, 48 hour all-cause mortality and longer-term patient outcomes. All secondary outcome measures analyzed show statistically significant and clinically meaningful improvements from baseline.

There were no deaths in the 48 hours after treatment, cardiac or pulmonary injuries or procedure-related clinical deteriorations. In addition, there were no instances of intracranial hemorrhage, which is a limitation of treatment with thrombolytic drugs. Hemodynamic parameters, including pulmonary artery pressure and cardiac index improved significantly after treatment. The median duration of ICU stay was zero days following intervention.

Immediate post-procedural hemodynamic improvements have not been demonstrated with thrombolytic-based approaches, which can take several hours to take effect.  After treatment using the FlowTriever, patient heart rates quickly improved by an average of 23 beats per minute. The majority (77%) of patients were tachycardic (>100 bpm) pre-procedure and 25% were tachycardic immediately after treatment. In addition, the average pulmonary artery pressure dropped by 7mmHg, with several patients normalizing immediately after clot removal.

FLASH Registry

The FLASH registry is a prospective, multicenter registry designed to evaluate real-world patient outcomes after treatment of pulmonary embolism, or PE, and capture several acute and longer-term outcome measures. We plan to enroll up to 500 patients with high- and intermediate-risk PE across the United States. The primary outcome measure is the composite of patients that experience major adverse events, including device-related death, major bleeding, or device or procedure-related adverse events, in the 48 hours after treatment using the FlowTriever. Secondary safety outcomes include the rate of patients with individual components of composite major adverse events in the 48 hours after treatment and the rates of death and device-related serious adverse events within 30 days of treatment. Secondary effectiveness outcomes include change in pulmonary artery pressures, changes in a range of on-table hemodynamic measurements and utility measures, such as length of stay in the ICU and hospital. In addition, there are follow-up visits for patients at up to six months from the date of treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INARI MEDICAL, INC.

Date: October 22, 2020	By:	/s/ William Hoffman
William Hoffman
President and Chief Executive Officer